EXHIBIT 6-B

                   AMENDED AND RESTATED UNDERWRITING AGREEMENT

                                     BETWEEN

                        ASTRA STRATEGIC INVESTMENT SERIES
                 (FORMERLY PILGRIM STRATEGIC INVESTMENT SERIES)

                                       AND


                          ASTRA FUND DISTRIBUTORS CORP.
                      (FORMERLY PILGRIM DISTRIBUTORS CORP.)


Gentlemen:

         Pursuant to the terms of the Amended and Restated Underwriting Agreement dated May 20, 1992 between you and us; we hereby amend such Amended and Restated Underwriting Agreement to: (i) to delete Pilgrim High Yield Trust as a party to the Amended and Restated Underwriting Agreement; and (ii) to change the name of the Pilgrim Strategic Investment Series to Astra Strategic Investment Series and Pilgrim Distributors Corp. to Astra Fund Distributors Corp., effective April 10, 1995.

                                              Very truly yours,

                                              ASTRA STRATEGIC INVESTMENT SERIES

                                              By:  _____________________________

                                              Its: _____________________________

Agreed to and Accepted:

ASTRA FUND DISTRIBUTORS CORP.

By:  _________________________

Its: _________________________